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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated February 17, 2002, except for Note 18 as to which the date is March 17, 2003, accompanying the financial statements included in the Annual Report of Interlott Technologies, Inc. on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Interlott Technologies, Inc. on Form S-8 (No. 33-78092, No. 333-39374, and No. 333-62858).


                                              Grant Thornton LLP
                                              Certified Public Accountants

Cincinnati, Ohio


August 4, 2003